UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 29, 2021
TEGNA INC.
(Exact name of registrant as specified in its charter)

Delaware			1-6961	16-0442930
(State or other jurisdiction of incorporation)			(Commission File Number)	(I.R.S. Employer Identification No.)

8350 Broad Street, Suite 2000,	Tysons,	Virginia		22102-5151
(Address of principal executive offices)				(Zip Code)

(703)	873-6600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	TGNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
____________________________________________________________________________________________________________

Item 8.01 Other Events.

On March 29, 2021, TEGNA Inc. issued a press release announcing that its Board of Directors approved a dividend increase of ten cents per share on an annual basis, to $0.38 per common share. The Board of Directors also declared that the first increased quarterly dividend of $0.095 cents per share will be payable on July 1, 2021 to stockholders of record as of the close of business on June 4, 2021. A copy of the press release announcing the dividend is attached hereto as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of TEGNA Inc., announcing dividend increase, dated March 29, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGNA Inc.

Date: March 29, 2021	By:	/s/ Clifton A. McClelland III
Clifton A. McClelland III
Senior Vice President and Controller